Exhibit 99.1

National Holdings Corporation Establishes Distribution Date for Warrant Dividend

January 17, 2017 – National Holdings Corporation (NASDAQ: NHLD) (“National Holdings” or the “Company”), a full-service investment banking and asset management firm, has announced that it has established January 18, 2017 as the distribution date of a dividend of warrants to purchase shares of the Company’s common stock. The distribution of the warrants was contemplated by the Agreement and Plan of Merger dated as of April 27, 2016 by and among National Holdings, Fortress Biotech, Inc. and FBIO Acquisition, Inc.

Each warrant will entitle the holder to purchase one share of common stock for each share of common stock owned by such person at an initial exercise price of $3.25 per share. The warrants have a five-year term and will be exercisable at any time prior to 5:00 p.m. ET on January 18, 2022.

The warrant dividend is payable to those persons who held shares of common stock as of the record date with respect to the warrant dividend (i.e., December 9, 2016), or who acquired shares of common stock in the market following the record date, and in each case who continue to hold such shares at the close of trading on the date before the ex-dividend date to be established by The Nasdaq Stock Market. National Holdings will separately announce the ex-dividend date once it has been determined.

The warrants will begin trading on the Nasdaq Capital Market under the symbol “NHLDW” on January 18, 2017.

Holders of common stock should consult their broker or financial advisor as to the first day when shares can be sold and the warrant retained.

The warrants and the shares of common stock issuable upon the exercise of the warrants have been registered on a registration statement on Form S-1 (File No. 333-214791) that was filed with the Securities and Exchange Commission and was declared effective on January 13, 2017.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, registered representatives, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Contacts:

National Holdings Corporation:

Robert Fagenson, Executive Vice Chairman and Co-CEO, Email: rfagenson@nhldcorp.com, Telephone: +1 212 417 8050

Investor Relations, Email: ir@nhldcorp.com, Telephone: +1 212 554 4351

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.